FOR IMMEDIATE RELEASE

Kingstone Schedules 2016 Third Quarter Financial Results and Conference Call

Kingston, NY — October 11, 2016 – Kingstone Companies, Inc. (Nasdaq:  KINS) (the "Company" or "Kingstone"), a multi-line property and casualty insurance holding company, announced today that it will hold its 2016 third quarter financial results conference call for analysts and investors on Friday, November 11, 2016 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Thursday, November 10, 2016.

The conference call will be hosted by Kingstone's Chairman and Chief Executive Officer, Mr. Barry Goldstein, SVP and Chief Actuary, Mr. Ben Walden, and Chief Financial Officer, Mr. Victor Brodsky. The details of the conference call and webcast are as follows:

Date: Friday, November 11, 2016
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers:       877-407-3105
International callers:    201-493-6794

Accompanying Slide Presentation / Access by webcast:
The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available prior to the conference call. In addition, the call will be simultaneously webcast over the internet and can be accessed via the following link: http://kingstonecompanies.equisolvewebcast.com/q3-2016
The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Rhode Island, Connecticut, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319